UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 23, 2025

EASTERN BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 High Street			02110
Boston	,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (800) 327-8376
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.

On October 23, 2025, Eastern Bankshares, Inc., a Massachusetts corporation (the “Company”) and the stock holding company for Eastern Bank, issued a press release in which it announced its earnings for the quarter ended September 30, 2025. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01    Regulation FD Disclosure.

In the press release announcing the Company's earnings for the quarter ended September 30, 2025, the Company announced the approval by its Board of Directors of a regular quarterly cash dividend of $0.13 per share payable on December 15, 2025 to shareholders of record as of the close of business on December 3, 2025.

In connection with issuing such press release, the Company posted an investor presentation in the “Presentations” section of the Company’s investor relations website at investor.easternbank.com on October 23, 2025.

Item 8.01    Other Events.

In the press release announcing the Company's earnings for the quarter ended September 30, 2025, the Company also announced that its Board of Directors has approved a new share repurchase program that authorizes the Company to purchase up to 11.9 million shares, or 5% of the Company’s outstanding shares of common stock as of November 1, 2025 over a 12-month period. The purchases may occur in open market or privately negotiated transactions.

On October 15, 2025, the Company received notice of non-objection from the Board of Governors of the Federal Reserve System for the share repurchase program.

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description

99.1	Press release dated October 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: October 23, 2025	By:	/s/ David Rosato
David Rosato
Chief Financial Officer